Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pennsylvania Real Estate Investment Trust

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-238797, 333-225342, 333-225341, 333-183480, 333-169487, 333-148237, 333-103116, 333-97677, 333-69877, 33-59767, 33-59771, 33-59773) of Pennsylvania Real Estate Investment Trust of our reports dated March 27, 2023, relating to the consolidated financial statements and schedule, and the effectiveness of Pennsylvania Real Estate Investment Trust’s internal control over financial reporting, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022.

/s/ BDO USA LLP

Philadelphia, Pennsylvania

March 27, 2023